Exhibit 28(h)(2)(b)(2)

SSGA Funds Management, Inc.
One Lincoln Street
Boston, MA 02111

November 29, 2016

Re: SSGA Funds Management Sub-Administration Agreement – Additional Series

Ladies and Gentlemen:

Reference is made to the Sub-Administration Agreement between State Street Bank and Trust Company (the “Sub-Administrator”) and SSGA Funds Management, Inc. (the “Administrator”) dated June 1, 2015 (the “Agreement”).

In accordance with Section 1, of the Agreement, the Administrator hereby requests that Sub-Administrator act as Sub-Administrator for the new Portfolio listed below under the terms of the Agreement. In connection with such request, the Administrator hereby confirms to the Sub-Administrator, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

New Portfolio:

State Street Navigator Securities Lending Trust

State Street Navigator Securities Lending Portfolio I (formerly, State Street Navigator Securities Lending Prime Portfolio II)

Additionally, please be advised that the following Portfolio has been renamed:

Renamed Portfolio:
Old Name	New Name
State Street Navigator Securities Lending Prime Portfolio	State Street Navigator Securities Lending Government Money Market Portfolio

Additionally, please be advised that the Administrator is providing notice in accordance with the Agreement, that the State Street Navigator Securities Lending Government Portfolio and the State Street Navigator Securities Lending Short-Term Bond Portfolio were terminated effective April 29, 2016, the State Street Navigator Securities Lending TIAA-CREF Short Term Lending Portfolio was terminated effective September 30, 2016 and the State Street Navigator Securities Lending MET Portfolio was terminated effective November 29, 2016. Please remove these series from the Agreement. Please let me know if you have any questions.

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Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

SSGA FUNDS MANAGEMENT, INC.
By:	/s/ Ellen M. Needham
Name:	Ellen M. Needham
Title:	President, Duly Authorized

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY
By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President
Effective Date:	As to the addition of State Street Navigator Securities Lending Portfolio I to the Agreement: July 8, 2016

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